SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 15, 2009

PULMO BIOTECH INC.

(Exact name of Registrant as specified in charter)
Delaware	000-50678	20-5622985
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 Park Avenue, Suite 7B

New York NY 10028-0912

(Address of Principal Executive Offices)

(646) 827-9362

(Registrant's telephone number, including area code)

Item 7.01. Regulation FD Disclosure.

On June 15, 2009, Pulmo BioTech Inc., a Delaware corporation, released a press release in which it announced that it had entered into an exclusive fund raising agreement with Moody Capital Solutions, Inc. to secure up to $7.5 million in funding to enable the company to complete Phase II/III Approvals for its Pulmonary Hypertension diagnostic product candidate PulmoBind™. A copy of the release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. N/A

(b) Pro Forma Financial Information. N/A

(c) Shell Company Transactions. N/A.

(d) Exhibits

99  Press Release dated June 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PULMO BIOTECH INC.
By:	/s/ Garry McCann
Name: Garry McCann
Title: President and Chief Executive Officer